UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 26, 2020

BOXXY INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-213553	32-0500871
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7500 Rialto Boulevard Oak Hill Austin, TX 78735
(Address of Principal Executive Offices) (Zip Code)

(415) 968-5642

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Item 1.01 Entry Into A Material Definitive Agreement

On November 26, 2020, Boxxy Inc. (the "Company") entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") with Martin Dallaire and 9093-0348 Québec inc, a company incorporated under the Quebec Act (collectively, “Seller”) pursuant to which the Company acquired undivided 100% right, title and interest in and to unpatented mining claims located in the “Territoire d'Eeyou Istchee Baie-James” Québec, for a purchase price of US$125,000.

Seller retained a 1% interest in “Net Smelter Return” returns on the assets, or actual proceeds from certain mint, smelter, refinery or reduction works with respect to the sale of ores, metals, concentrates or other minerals, after certain deductioms therefrom, as more fully described in the Asset Purchase Agreement.

The Asset Purchase Agreement contains standard and customary representations, warranties and covenants. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1

Asset Purchase Agreement dated as of November 26, 2020, by and among Boxxy Inc., as purchaser, and Martin Dallaire and 9093-0348 Québec Inc., as sellers (Attachments and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Boxxy Inc. hereby undertakes to furnish supplementally copies of any of the omitted attachments and schedules upon request by the U.S. Securities and Exchange Commission.)

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOXXY INC.

March 3, 2021	By:	/s/ Lian Yao Bin
Lian Yao Bin
Chief Executive Officer

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